UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2015

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 23, 2015, the Board of Directors of Celladon Corporation (the “Company”) approved the voluntary prepayment of the outstanding amounts due under the Company’s Loan and Security Agreement with Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc. (as agent and as a lender, and together with Hercules Technology III, L.P., the “Lenders”) dated July 31, 2014 (the “Loan Agreement”), with such prepayment to be effected on August 3, 2015 (the “Prepayment Date”). On the Prepayment Date, the Company will pay the Lenders: (i) the $10,000,000 outstanding principal balance, (ii) $75,625 in accrued and unpaid interest, and (iii) an end of term charge of $1,750,000, for a total payment of $11,825,625. The material terms of the Loan Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2014 and are incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously announced on April 30, 2015, on April 26, 2015, the Company’s Board of Directors approved an approximately 50% reduction to the Company’s then-current workforce in light of the negative CUPID 2 data announced on April 26, 2015. Following further analysis of the CUPID 2 data and taking into consideration the direction of the strategic process announced on June 1, 2015, in order to further reduce operating expenses and conserve cash resources, on June 23, 2015 the Company’s Board of Directors approved an approximately 50% reduction of the Company’s 17 current remaining full-time employees who were not included in the workforce reduction announced on April 30, 2015. The Company expects that this group of employees, which constitutes the remainder of the Company’s research and development staff, will be separated from the Company during the third quarter of 2015. The Company estimates that it will incur incremental aggregate cash charges of approximately $1.33 million associated with this workforce reduction.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the planned prepayment under the Loan Agreement, statements regarding the reduction in workforce and the anticipated future reduction in operating expenses and cash conservation benefits associated therewith; and the future charges expected to be incurred and cash payments expected to be made in connection with the workforce reduction. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks and uncertainties associated with possible changes in the magnitude of the planned workforce reduction and the timing of employee separations, including as a result of changes that may occur in the Company’s operations or operating plan, or other reasons or events; possible changes in the amount of charges and cash payments associated with the workforce reduction, including the possibility that the Company may incur unanticipated charges or make cash payments that are not currently contemplated; and the Company’s ability to reduce its operating expenses and to conserve cash on a net basis as a result of the workforce reduction. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation

Dated: June 26, 2015

	By:	/s/ Andrew C. Jackson
Andrew C. Jackson
Chief Financial Officer